UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 11, 2008
W. P. CAREY & CO. LLC
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-13779 (Commission File Number)	13-3912578 (IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY (Address of Principal Executive Offices)	10020 (Zip Code)
Registrant’s telephone number, including area code: (212) 492-1100
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
SIGNATURES

Item 8.01 Other Events
The registrant today announced the per share estimated Net Asset Values (“NAVs”) for its CPA® series of non-traded real estate investment trusts (“CPA® REITs”) as of December 31, 2008: $13.00 for CPA®:14; $11.50 for CPA®:15; and $9.80 for CPA®:16 — Global.
The registrant acts as the advisor for the CPA® REITs and earns asset management revenues based on the total asset value of the REITs on a monthly basis. The total asset value of the CPA® REITs including the current offering, CPA®:17 — Global, was approximately $7.6 billion as of year-end 2008, a 4.3% decrease from approximately $8 billion the previous year. The registrant’s assets under management have increased 3.1% since year-end 2008 to $7.9 billion as of March 10, 2009 as a result of net investment activity by the CPA® REITs. The implied cap rate for the assets under management is 9.0%.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

W. P. Carey & Co. LLC
Date: March 11, 2008	By:	/s/ Mark J. DeCesaris
Mark J. DeCesaris
Managing Director and Acting Chief Financial Officer